SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material Under Rule 14a-12

AMERON INTERNATIONAL CORPORATION (Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P., BARINGTON COMPANIES ADVISORS, LLC, BARINGTON CAPITAL GROUP, L.P., LNA CAPITAL CORP. AND JAMES A. MITAROTONDA

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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FOR IMMEDIATE RELEASE	CONTACT:	Edward Rose
February 28, 2011		Barington Capital Group, L.P.
(212) 974-5708

BARINGTON GROUP ANNOUNCES PROXY CONTEST TO ELECT

A STOCKHOLDER REPRESENTATIVE TO THE BOARD OF DIRECTORS

OF AMERON INTERNATIONAL CORPORATION

New York, NY, February 28, 2011 – The Barington Group announced today that it has filed a definitive proxy statement with the Securities and Exchange Commission in connection with its solicitation of proxies to elect James A. Mitarotonda to the Board of Directors of Ameron International Corporation (NYSE: AMN) at the Company’s 2011 Annual Meeting.  The Annual Meeting is scheduled to be held at 10:00 a.m. (local time) on Wednesday, March 30, 2011 in Pasadena, California.  The Barington Group’s proxy statement and an accompanying WHITE proxy card are expected to be mailed to stockholders on or about March 1, 2011.

The Barington Group believes that the Company has a vast value potential that is not being realized and is convinced that if the Company were more effectively managed, its stock could be worth more than $100 a share.  The Barington Group also lacks confidence in the commitment of the Ameron Board to protect stockholder interests based on the Board’s track record in the area of CEO compensation, corporate governance and related party transactions.

James A. Mitarotonda, the Barington Group’s highly qualified director nominee, is committed to improving shareholder value and protecting the interests of all stockholders of the Company.  If elected, Mr. Mitarotonda intends to work constructively with the other members of Ameron’s seven-member Board to seek to improve the Company’s operations, profitability and corporate governance.

Mr. Mitarotonda, 56, is the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P.  Barington and its principals have substantial experience helping improve shareholder value and corporate governance as long-term investors in undervalued publicly-traded companies.  Mr. Mitarotonda is an experienced director who has represented stockholder interests on the boards of ten publicly-traded companies.  He currently serves as a director of Griffon Corporation, A. Schulman, Inc., The Pep Boys – Manny, Moe & Jack and Gerber Scientific, Inc. If elected at the Annual Meeting, Mr. Mitarotonda would resign from the board of one of these companies to ensure that he has ample time to dedicate to the affairs of Ameron.

A copy of the Barington Group’s proxy statement and its other solicitation materials can be found at the Barington Group’s web site located at www.ourmaterials.com/ameron.

About Barington Capital Group, L.P.:

Barington Capital Group, L.P. is an investment firm that, through its affiliates, has been investing in undervalued, small and mid-capitalization companies since January 2000.  Barington and its principals are experienced value-added investors who have taken active roles assisting companies in creating or improving shareholder value.  Barington has significant experience investing in the industrial sector with prior investments in Griffon Corporation, Lancaster Colony Corporation, A. Schulman, Inc. and Stewart & Stevenson Services, Inc.

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The Barington Group has filed a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on February 25, 2011 to be used to solicit votes for the election of its nominee at the 2011 Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation.

THE BARINGTON GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF AMERON TO READ THE DEFINITIVE PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS. SUCH PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, AT HTTP://WWW.OURMATERIALS.COM/AMERON OR BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR AT PROXY@MACKENZIEPARTNERS.COM.

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